UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_____________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 11, 2022
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KENNEDY-WILSON HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-33824	26-0508760
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

151 S El Camino Drive Beverly Hills, California 90212
(Address of principal executive offices)(Zip Code)

(310) 887-6400
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
_____________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

(See definition of “large accelerated filer," "accelerated filer," "smaller reporting company” and "emerging growth company" in Rule 12b-2 of the Exchange Act). (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging growth company	☐
Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).   ☐  Yes    ☒  No
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $.0001 par value	KW	NYSE
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01. Other Events

On November 11, 2022, Kennedy Wilson Europe Real Estate Limited (“KWE”), a wholly-owned subsidiary of Kennedy-Wilson Holdings, Inc. (the “Company” or “we”), announced the results of the previously announced cash tender offer (the “Tender Offer”) to purchase up to €150 million in aggregate nominal amount of its €550 million outstanding euro-denominated 3.25% Notes due 2025 (the “KWE Notes”). The Tender Offer expired at 5:00 p.m. (CET), on November 10, 2022 (the “Expiration Deadline”), with KWE having the discretion to accept for purchase any KWE Notes tendered after such time. A total of €75,000,000 in aggregate nominal amount of the KWE Notes, or 13.64% of the €550 million aggregate nominal amount of the KWE Notes outstanding prior to the Tender Offer, had been validly tendered for purchase pursuant to the Tender Offer. KWE accepted for purchase all of the KWE Notes validly tendered pursuant to the Tender Offer.

As previously announced, the purchase price for the KWE Notes validly tendered and accepted for purchase pursuant to the Tender Offer was a price equal to 82.0% of the nominal amount of the relevant KWE Notes, plus accrued and unpaid interest to, but not including, November 16, 2022 (the anticipated settlement date for the Tender Offer). The total Tender Offer consideration of €61.5 million, including accrued and unpaid interest, will be primarily funded from a draw on the Company’s corporate revolving line of credit. Following settlement of the Tender Offer, €475,000,000 in aggregate nominal amount of the KWE Notes will remain outstanding.

This Current Report on Form 8-K is neither an offer to purchase nor a solicitation to buy any KWE Notes nor is it a solicitation for acceptance of the Tender Offer.

Copies of the press release issued by KWE and the Company are furnished as Exhibits 99.1 and 99.2, respectively, and are not incorporated in this Item 8.01 by this reference.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements are necessarily estimates reflecting the judgment of our senior management based on our current estimates, expectations, forecasts and projections and include comments that express our current opinions about trends and factors that may impact future operating results. Disclosures that use words such as “believe,” “may,” “anticipate,” “estimate,” “intend,” “could,” “plan,” “expect,” “project” or the negative of these, as well as similar expressions, are intended to identify forward-looking statements. Forward-looking statements involve significant known and unknown risks and uncertainties that may cause the Company’s actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements as a result of, but not limited to, the following factors: timing and consummation of the Tender Offer and risks and uncertainties related to market conditions and satisfaction of customary closing conditions related to the Tender Offer.

Forward-looking statements are not guarantees of future performance, rely on a number of assumptions concerning future events, many of which are outside of our control, and involve known and unknown risks and uncertainties that could cause our actual results, performance or achievement, or industry results to differ materially from any future results, performance or achievements, expressed or implied by such forward-looking statements. These risks and uncertainties may include the risks and uncertainties described elsewhere in this report and other filings with the Securities and Exchange Commission (the “SEC”), including the Item 1A. “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2021, as supplemented by the risk factors disclosed in Item 1A. of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022. Any such forward-looking statements, whether made in this report or elsewhere, should be considered in the context of the various disclosures made by us about our businesses including, without limitation, the risk factors discussed in our filings with the SEC. Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward-looking statements, whether as a result of new information, future events, changes in assumptions, or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Regulatory News Release of Kennedy Wilson Europe Real Estate Limited dated November 11, 2022.
99.2	Press Release of Kennedy Wilson dated November 11, 2022.
104	Cover Page Interactive Data File - The cover page interactive data file does not appear in the interactive data file because its XBRL tags are embedded within the inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENNEDY-WILSON HOLDINGS, INC.

By:	/s/ JUSTIN ENBODY
Justin Enbody
Chief Financial Officer

Date: November 14, 2022